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                                                                   EXHIBIT 10.20

                            THE GENUINE PARTS COMPANY
                          SUPPLEMENTAL RETIREMENT PLAN
            (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2003)

                           ARTICLE ONE - INTRODUCTION

1.01     Establishment of Plan.

         The Board of Directors of Genuine Parts Company ("Genuine Parts") has determined that it is in the best interest of Genuine Parts and its subsidiaries (collectively the "Employer") to establish a nonqualified supplemental retirement plan for certain executives of the Employer. Accordingly, the Board established The Genuine Parts Company Supplemental Retirement Plan effective as of January 1, 1991 (the "Plan"). Effective as of January 1, 2003, the Plan is continued in an amended and restated form as set forth in this document.

         This Plan is intended to be a plan maintained by the Employer solely for the purpose of providing benefits for certain employees in excess of the limitations on benefits imposed by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986 (the "Code") and is also intended to be a plan that is unfunded and is maintained by Genuine Parts for the purpose of providing deferred compensation for a select group of management or highly compensated employees (hereinafter "Key Employees").

1.02     Incorporation of Pension Plan.

         The terms of the Genuine Parts Company Pension Plan, as amended and restated effective January 1, 2001 (the "Pension Plan") are hereby incorporated in this Plan by reference. Unless otherwise indicated herein, the provisions of any future amendments to the Pension Plan shall also be incorporated in this Plan by reference. Unless indicated otherwise, capitalized terms used in this Plan shall have the meaning given those terms in the Pension Plan.

                           ARTICLE TWO - PARTICIPATION

2.01     Eligibility.

         Except as provided in Section 2.02, any employee of the Employer ("Key Employee") whose annual, regular Earnings are expected to be equal to or greater than the compensation limits of Code Section 401(a)(17) ($200,000 in 2003) shall participate in this Plan. Upon becoming eligible to participate, a Key Employee must complete and execute a Joinder Agreement in a form satisfactory to the Pension and Benefits Committee of Genuine Parts Company (the "Committee"). Even though a Key Employee may be a Participant in this Plan, he shall not be entitled to any benefit hereunder unless

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         and until his benefits under the Pension Plan are reduced due to the application of either Section 401(a)(17) or Section 415 of the Code.

2.02     Additional Rules on Eligibility.

         (a)      The Committee may increase the Earnings limitation (see
                  Section 2.01) that a Key Employee must receive to become eligible to continue or commence his or her participation in the Plan.

         (b) A Key Employee shall not accrue a benefit for any year in which the Key Employee's annual, regular Earnings is expected to be less than the compensation limits of Code Section 401(a)(17) or, if greater, the Earnings limit established by the Committee pursuant to paragraph (a) above. Nevertheless, the Key Employee shall continue to participate in the Plan and shall again accrue a benefit under this Plan during the calendar year in which the Key Employee's Earnings exceed the Earnings limit established in Section 2.01 or 2.02(a), whichever is greater.

         (c) The Committee may prohibit any Key Employee from participating in the Plan during a calendar year and subsequent calendar years by notifying such Key Employee during the first calendar year that his or her participation shall cease under the Plan.

2.03     Definition of Earnings.

         For purposes of this Plan, the term "Earnings" shall (except as modified below) have the same meaning given such term in the Pension Plan. Unlike the Pension Plan, however, Earnings shall include salary, bonus or other compensation that the Company would otherwise have been paid to a Key Employee but for the Key Employee's election to defer the receipt of such salary, bonus or other compensation pursuant to a Company sponsored deferred compensation program ("Deferred Compensation"). A Key Employee's Deferred Compensation shall not be included in Earnings in the year such Deferred Compensation is paid to the Key Employee.

                 ARTICLE THREE - SUPPLEMENTAL RETIREMENT INCOME

3.01     Calculation of Supplement.

         (a) Each Participant who terminates active employment with the Employer on or after his Normal or Delayed Retirement Date by reason of retirement or voluntary or involuntary termination shall, except as provided in Section 6.05, be entitled to a monthly supplemental retirement income ("Supplemental Retirement Income") equal to (1) minus (2), where

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                  (1)      equals the monthly Normal or Delayed Retirement
                           Income which Participant would be entitled to receive under the Pension Plan beginning on the Benefit Commencement Date (as defined in Section 3.02) if the benefit limitations of Code Sections 401(a)(17) and 415 as reflected in the Pension Plan were not in effect (measured in the form of a single life annuity payable in monthly installments for the Participant's life) and if the definition of Earnings under this Plan were used to compute the Participant's Normal or Delayed Retirement Income under the Pension Plan;

                  (2) equals the monthly Normal or Delayed Retirement Income which Participant is actually entitled to receive under the Pension Plan beginning on the Benefit Commencement Date measured in the form of a single life annuity payable in monthly installments for the Participant's life.

         (b) Each Participant who terminates active employment with the Employer on or after his Early Retirement Date by reason of early retirement or voluntary or involuntary termination shall, except as provided in Section 6.05, be entitled to a monthly Supplemental Retirement Income equal to (1) minus (2), where

                  (1) equals the monthly Early Retirement Income which Participant would be entitled to receive under the Pension Plan beginning on the Benefit Commencement Date (as defined in Section 3.02) if the benefit limitations of Code Sections 401(a)(17) and 415 as reflected in the Pension Plan were not in effect (measured in the form of a single life annuity payable in monthly installments for the Participant's life) and if the definition of Earnings under this Plan were used to compute the Participant's Early Retirement Income under the Pension Plan;

                  (2) equals the monthly Early Retirement Income which Participant is actually entitled to receive under the Pension Plan beginning on the Benefit Commencement Date measured in the form of a single life annuity payable in monthly installments for the Participant's life.

                  (3) The Participant's benefit in (1) and (2) above shall be reduced by the early retirement reduction factors set forth in the Pension Plan (e.g., see Section 4.02) regardless of whether the Participant is entitled to an increased benefit under the Pension Plan by reason of terminating employment pursuant to an early retirement window.

         (c) Except as provided in Section 5.01, no payment of any kind shall be made under this Plan to any Participant who terminates active employment with the Employer prior to his Early Retirement Date.

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         (d)      In computing a Key Employee's benefit under this Plan, the
                  Committee shall assume the Participant did not accrue a benefit under the Pension Plan (and did not receive any Earnings) during any calendar year in which the Key Employee did not accrue a benefit under this Plan (see Section 2.02).

3.02     Benefit Commencement Date; Manner of Payment.

         The Employer shall commence payment of the Supplemental Retirement Income as of the Benefit Commencement Date and such benefit shall continue on a monthly basis for the Participant's lifetime and for any period thereafter provided for under the form of benefit elected by the Participant. The Benefit Commencement Date shall mean the day that Retirement Income is deemed to commence under the Pension Plan with respect to the Participant. The Supplemental Retirement Income shall be paid in the form elected by the Participant in his Joinder Agreement. In the event that the Participant fails to elect a form of payment, then the Supplemental Retirement Income shall be paid in the form of a 50% joint and survivor annuity if the Participant has a Spouse on the Benefit Commencement Date and in the form of a Life Annuity if the Participant does not have a Spouse on the Benefit Commencement Date. If the Supplemental Retirement Income is paid in a form other than a Life Annuity, then the amount of such benefit shall be adjusted so that it is the Actuarial Equivalent of the Life Annuity described in Section 3.01.

                   ARTICLE FOUR - PRE-RETIREMENT DEATH BENEFIT

4.01     Death of Participant Before Supplemental Income Payments Commence.

         (a)      Participants Prior to January 1, 1995.

                  (1) This Section 4.01(a) shall apply only to Key Employees who became Participants in this Plan prior to January 1, 1995.

                  (2) If a Participant (married or unmarried at the time of his death) dies before Supplemental Retirement Income commences hereunder and while he remains employed by the Employer, then the Participant's Beneficiary shall be entitled to receive a survivor benefit which is the Actuarial Equivalent of the Participant's Supplemental Retirement Income accrued to the date of his death under Section 3.01. For such purpose, the Participant's Beneficiary shall be the same as his or her Beneficiary designated under the Pension Plan.

         (b)      Participants On or After January 1, 1995.

                  (1) This Section 4.01(b) shall apply only to Key Employees who became Participants in this Plan on or after January 1, 1995.

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                  (2)      If a Participant (married or unmarried at the time of
                           his death) dies before Supplemental Retirement Income commences hereunder and while he remains employed by the Employer, then the Committee may, in its sole discretion, determine that a Participant's
                           Beneficiary shall be entitled to receive a survivor benefit which is the Actuarial Equivalent of the Participant's Supplemental Retirement Income accrued to the date of his death under Section 3.01. For such purpose, the Participant's Beneficiary shall be the same as his or her Beneficiary designated under the Pension Plan.

         (c)      Form of Survivor Benefit. For purposes of paragraphs (a) and
                  (b) above, the survivor benefit shall be a benefit payable for the life of the Beneficiary which commences on the first day of the month following the Participant's death, and ending on the first day of the month coinciding with or immediately following the Beneficiary's death.

4.02 Death of Participant After Supplemental Retirement Income Payments Have Commenced.

         If a Participant dies after Supplemental Retirement Income Payments have begun hereunder, then the Participant's Contingent Annuitant (as defined in the Joinder Agreement) shall be entitled to only that death benefit, if any, which is in effect at the time of the Participants' death in accordance with the benefit option elected by the Participant. No death benefits shall be paid to the Participant's Beneficiary.

                        ARTICLE FIVE - CHANGE OF CONTROL

5.01     Change of Control.

         (a) In the event there is a Change of Control of Genuine Parts (as defined in Section 5.01(d)), a Participant described below shall receive an immediate lump sum payment of the Participant's Supplemental Retirement Income in lieu of the Supplemental Retirement Income otherwise provided under this Plan.

                  (i) A Participant who terminates employment on account of the Change of Control (as defined below) must have attained age 55 with at least fifteen (15) years of Credited Service for vesting purposes under the Pension Plan on or prior to the Participant's termination of employment of account of the Change of Control. Such Participant's lump sum benefit shall be computed as described in Section 5.01(b) below.

                  (ii) A Participant (or his or her Beneficiary or Contingent Annuitant if the Participant is not living) who does not satisfy the conditions of

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                           subparagraph (i) above but who terminated employment
                           prior to the Change of Control and who is receiving or entitled to receive benefits under the Plan following the Change in Control shall receive a lump sum benefit computed as described in Section 5.01(c).

                  (iii) For purposes of this Section 5.01(a), a Participant's employment shall be considered to have "terminated on account of such Change of Control" if the Participant's employment with the Employer is terminated for any reason (e.g., resignation, involuntary termination, disability, death, etc.) during the five-year period beginning on the date on which the Change in Control occurred.

         (b) The lump sum payment for a Participant described in Section 5.01(a)(i) shall be determined by computing the present value of the Participant's monthly Supplemental Retirement Income as of the date of the Participant's termination of employment (calculated pursuant to the formula set forth in Section 3.01(a)). The present value amount shall be determined using the Applicable Interest Rate and Applicable Mortality Table as defined in Section 4.11 of the Pension Plan (i.e., the interest rate used to compute a lump sum payout from the Pension Plan following a change in control).

         (c) The lump sum payment for a Participant described in Section 5.01(a)(ii) shall be determined by computing the present value of the remaining unpaid monthly Supplemental Retirement Income payments under this Plan using the Applicable Interest Rate and Applicable Mortality Table as defined in Section 4.11 of the Pension Plan (i.e., the interest rate used to compute a lump sum payout from the Pension Plan following a Change of Control) and by assuming such payments begin or continue (as the case may be) immediately following the Change of Control.

         (d) A Change of Control of Genuine Parts means and includes each of the following:

                  (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the then outstanding voting securities of Genuine Parts entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of
                           Control: (i) any acquisition by a Person who is on May 1, 1999 the beneficial owner of 20% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from Genuine Parts, (iii) any acquisition by Genuine Parts, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Genuine Parts or any corporation controlled by Genuine

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                           Parts, or (v) any acquisition by any corporation
                           pursuant to a transaction which complies with clauses
                           (i), (ii) and (iii) of subsection (3) of this definition; or

                  (2) Individuals who, as of May 1, 1999, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 1, 1999 whose election, or nomination for election by Genuine Parts' shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (3) Consummation of a reorganization, merger, consolidation or share exchange or sale or other disposition of all or substantially all of the assets of Genuine Parts (a "Business Combination"), in each case, unless, following such Business Combination,
                           (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Genuine Parts or all or substantially all of Genuine Parts' assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Genuine Parts or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (4) Approval by the shareholders of Genuine Parts of a complete liquidation or dissolution of Genuine Parts.

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                           ARTICLE SIX - MISCELLANEOUS

6.01     Funding.

         Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust for the purpose of assuring funds for the payment of any amounts provided herein. The amounts provided by this Plan shall be paid from each Employer's general assets or by such other means as the Employer deems advisable. A Participant shall have no title to or beneficial interest in any assets set aside or acquired by an Employer to fund its obligations hereunder prior to its due date and to the extent a Participant acquires the right to receive a payment from the Employer under this Plan, such right shall be no greater than that of an unsecured general creditor of such Employer.

6.02     Nonassignability.

         No amount payable under this Plan may be assigned, transferred, encumbered or subject to any legal process for the payment of any claim against a Participant.

6.03     Costs of Collection; Interest.

         In any action taken in good faith relating to the enforcement of benefits under this Plan or any provision herein, the Participant (or the Beneficiary or Contingent Annuitant, as the case may be) shall be entitled to be paid any and all costs and expenses incurred by him or her in enforcing or establishing his or her rights under this Plan, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings, but only if Participant (or Beneficiary or Contingent Annuitant) is successful on at least one material issue raised in the enforcement proceeding. In addition, the Employer shall pay to the Participant (or Beneficiary or Contingent Annuitant) interest on all or any part of the payments that are not paid when due at a rate equal to the Prime Rate as announced by Trust Company Bank or its successors from time to time.

6.04     No Right to Continued Employment.

         Nothing in this Plan shall be deemed to give any Participant the right to be retained in the service of the Employer or to deny the Employer any right it may have to discharge a Participant at any time.

6.05     Noncompetition, Embezzlement, Etc.

         (a) Notwithstanding other provisions herein to the contrary, if a Participant receiving or eligible to receive Supplemental Retirement Income under this Plan commits a material breach, as determined by the Committee, of his covenant not to compete

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                  as set forth in the Joinder Agreement, then the Participant shall cease to participate in the Plan as of the date of such breach and the Employer shall have no further obligation to make Supplemental Retirement Income payments to the Participant.

         (b) If the Committee determines that a Participant has committed embezzlement, defalcation or any other criminal activity which is connected with his employment with the Employer, then no payments of any kind shall be made under this Plan to or for the benefit of the Participant or his Beneficiary or Contingent Annuitant. If such determination is made after the Participant (or his Beneficiary or Contingent Annuitant) has begun receiving payments hereunder, then payments shall cease immediately upon a certification by the Committee that an event has occurred which triggers loss of benefits under this section.

6.06     Governing Law.

         This Plan shall be governed by and construed in accordance with the laws of the State of Georgia to the extent such laws are not preempted by Federal law.

6.07     Successors and Assigns.

         This Plan shall be binding upon the successors and assigns of the parties hereto.

6.08     Right to Amend and Terminate.

         The Committee reserves the right to modify, alter, amend, or terminate the Plan, at any time and from time to time, without notice, to any extent deemed advisable; provided, however, that no such amendment or termination shall (without the written consent of the Participant, if living, and if not, the individual to whom survivor benefits are paid (i.e., either the Beneficiary or the Contingent Annuitant as the case may be)) adversely affect any benefit under the Plan which has accrued with respect to the Participant as of the date of such amendment or termination regardless of whether such benefit is vested or in pay status. Notwithstanding the foregoing, no amendment, modification, alteration, or termination of this Plan may be given effect with respect to any Participant, Beneficiary or Contingent Annuitant without the consent of such Participant (if living, and if not, the individual to whom survivor benefits are paid) if such amendment, modification, alteration, or termination is adopted during the six-month period prior to a Change of Control or during the two-year period following a Change of Control.

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         IN WITNESS WHEREOF, Genuine Parts Company has caused this Plan to be signed by its duly authorized officer on the date shown below, but effective as of January 1, 2003.

                                        GENUINE PARTS COMPANY

                                        By: /s/ Frank M. Howard
                                            ---------------------------
                                        Title: Vice President
                                        Date: October 22, 2003

Attest:

/s/ Linda Olvey
    ----------------------------
Date: October 22, 2003

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                 JOINDER AGREEMENT TO THE GENUINE PARTS COMPANY
                          SUPPLEMENTAL RETIREMENT PLAN

         THIS AGREEMENT, made and entered into this ____ day of _______________, 20____ by and between Genuine Parts Company ("Genuine Parts"), and __________________________ (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, effective as of January 1, 1991, Genuine Parts Company adopted the Genuine Parts Company Supplement Retirement Plan (the "Plan"); and

         WHEREAS, the Pension and Benefits Committee of Genuine Parts Company (the "Committee") has amended the Plan from time to time, and the Plan was most recently amended and restated effective as of January 1, 2003; and

         WHEREAS, pursuant to Article Two of the Plan, Executive is eligible to participate in the Plan; and

         WHEREAS, the Executive wishes to participate in the Plan pursuant to the terms and conditions of the Plan and this Joinder Agreement;

         NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

         1. Incorporation of the Plan. This Agreement shall be construed in a manner consistent with the terms and conditions set forth in the Plan. Any and all terms used in this Agreement shall have the same meaning as defined in the Plan.

         2. Payments Contingent on Normal Retirement. Executive acknowledges and agrees that the Supplemental Retirement Income will be paid only if the Executive terminates employment with Genuine Parts on or after the Executive's Normal Retirement Date (age 65). For example, the Supplemental Retirement Income will not be paid if the Executive (absent a change in control) terminates employment prior to his or her Normal Retirement Date even though the Executive is eligible for Early Retirement.

         3. Noncompetition. Executive acknowledges and agrees that the receipt of Supplemental Retirement Income under the Plan is subject to and contingent upon his or her refraining from becoming associated with or engaging in or rendering services with any business that is in competition with Genuine Parts or any of its subsidiaries. Executive shall not, without Genuine Parts' prior written consent, directly or indirectly, alone or as a partner, officer, director, manager or shareholder of any company or business organization, engage in any business activity which is directly or indirectly in competition with any of the types of products or services

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provided or sold by Genuine Parts or any of its subsidiaries at the date this
Plan is executed. The ownership by a Participant of not more than 1% of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on NASDAQ shall not be deemed to violate the prohibitions of this Section. Executive also acknowledges that he or she shall forfeit all benefits hereunder if he or she commits any act of embezzlement, defalcation, or any other criminal activity which is connected with Executive's employment with Genuine Parts.

         4. Election of Form of Benefit. The Committee may, from time to time ask an Executive to complete a new Joinder Agreement. Nevertheless, the Executive must continue to select the same form of payment previously elected on his or her original Joinder Agreement.

         I hereby elect that the Supplemental Retirement Income payable to me pursuant to the Plan shall be paid in the form specified below. I understand that this election is irrevocable except that I may make a new election in the event that my designated contingent annuitant does not survive to my Benefit Commencement Date:

         [ ]      (a)      Life Annuity Option is a monthly Retirement
                           Income payable during the Participant's lifetime, with payments ceasing upon the Participant's death.

         [ ]      (b)      Joint and 50% Survivor Annuity is a monthly
                           Retirement Income equal to the reduced Actuarial
                           Equivalent of the Life Annuity Option. The Retirement
                           Income shall be payable to the Participant for the Participant's life, and upon the Participant's death, 50% of such Retirement Income shall be payable to the Participant's Spouse for the Spouse's life. Such
                           Retirement Income shall cease on the later of the death of the Participant or the death of the Participant's Spouse.

         [ ]      (c)      Ten Years Certain and Life Option is a monthly
                           Retirement Income equal to the reduced Actuarial
                           Equivalent of the Life Annuity Option. The Retirement
                           Income shall be payable to the Participant during the
                           Participant's lifetime and, in the event of the
                           Participant's death within a period of ten years
                           after the commencement of benefits, the same monthly
                           amount shall be payable to the Participant's
                           Contingent Annuitant for the remainder of such
                           ten-year period. Solely for purposes of this payment
                           option, my contingent Annuitant is
                           _______________________________.

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         [ ]      (d)      Joint and Last Survivor Option is a monthly
                           Retirement Income Equal to the Reduced Actuarial Equivalent of the Life Annuity Option. The Retirement Income shall be payable to the Participant for the Participant's life, and upon the Participant's death, a designated percentage (100%, 75%, or 50%) of the Participant's Retirement Income shall be payable to the Participant's Contingent Annuitant for the Contingent Annuitant's life. Such Retirement Income shall cease on the later of the death of the Participant or the death of the Participant's Contingent Annuitant. My designated percentage is:

                           [ ]    100%       [ ]   75%    [ ]    50%

                  Solely for purposes of this payment option, my Contingent Annuitant is
                  _____________________________________________________.

         5. Amendment. This Agreement may be amended at any time by mutual consent of the parties, provided that the Executive may not make any change in Paragraph 2 of this Agreement.

         6. Miscellaneous. This Agreement may be executed in any number of counterparts, each of which shall be deemed as an original, and such counterparts shall constitute one and the same instrument. The term of this Agreement shall be indefinite, but shall be subject to cancellation at any time by the mutual consent of both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

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         IN WITNESS WHEREOF, Genuine Parts and the Executive have caused this
Agreement to be executed on the date shown below.

                                          GENUINE PARTS COMPANY

Attest:                                   By: ______________________________
                                          Title: ___________________________
________________________                  Date: ____________________________

                                          EXECUTIVE:

                                          __________________________________
                                          Date: ____________________________

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